EXHIBIT 23


                   Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed registration statements File Nos. 333-23099, 033-56653, 33-10214, 33-87690 and 2-90742. It should be noted that we have not audited any financial statements of Cadmus Communications Corporation subsequent to June 30, 1997, or performed any audit procedures subsequent to the date of our report.


                                                 Arthur Andersen LLP


         Richmond, Virginia,
            September 26, 1997